EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Number 333-204286, 333-204285, 333-188735, 333-108128 and 333-166507) and Form S-3 (File Number 333-204450 and 333-204287) of Cott Corporation of our report dated February 28, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Certified Public Accountants
Tampa, Florida
February 28, 2018